Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in the Registration Statement of Fidelity Federal Bancorp on Form S-4 of our report dated March 27, 2000, on the financial statements of Fidelity Federal Bancorp appearing in Fidelity Federal Bancorp's Form 10-K/A for the six months ended December 31, 1999 and to the reference to us under the heading "Experts" in such Registration Statement.


 /s/ Olive LLP

Evansville, Indiana
March 1, 2001